UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 16, 2026

TEXAS INSTRUMENTS INCORPORATED
(Exact name of registrant as specified in charter)

Delaware	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
12500 TI Boulevard
Dallas, Texas 75243
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	TXN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 16, 2026, the stockholders elected the Board of Directors of Texas Instruments Incorporated and voted upon the proposals contained within the company’s proxy statement dated March 4, 2026.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes
Mark Blinn	719,055,390	38,935,565	702,154	63,949,850
Todd Bluedorn	667,034,068	90,641,062	1,017,979	63,949,850
Janet Clark	739,381,088	18,621,946	690,075	63,949,850
Carrie Cox	661,982,801	96,008,493	701,815	63,949,850
Martin Craighead	721,398,800	36,115,334	1,178,975	63,949,850
Reginald DesRoches	749,358,308	8,582,809	750,031	63,949,850
Curtis Farmer	749,524,714	8,422,778	745,617	63,949,850
Jean Hobby	735,479,576	22,092,614	1,121,369	63,949,850
Haviv Ilan	726,394,700	31,335,409	963,000	63,949,850
Ronald Kirk	734,441,545	23,556,407	695,157	63,949,850
Pamela Patsley	716,022,896	41,948,430	721,783	63,949,850
Robert Sanchez	738,859,254	18,623,969	1,209,886	63,949,850

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes
Board proposal regarding advisory approval of the company’s executive compensation	629,949,018	127,448,980	1,295,111	63,949,850

Proposal	For	Against	Abstentions	Broker Non-Votes
Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2026	757,840,159	55,300,273	9,502,527	—

Proposal	For	Against	Abstentions	Broker Non-Votes
Stockholder proposal to permit stockholders to act by written consent	338,654,128	417,882,720	2,156,261	63,949,850

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 17, 2026	By:	/s/ Katie Kane
Katie Kane
Senior Vice President, Secretary and
General Counsel